UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C.  20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported): January 24, 2006

REEBOK INTERNATIONAL LTD.

(Exact name of registrant as specified in its charter)

MASSACHUSETTS	1-9340	04-2678061
(State or other jurisdiction of	(Commission	(IRS Employer
incorporation)	File Number)	Identification No.)

1895 J.W. FOSTER BOULEVARD, CANTON, MA		02142
(Address of principal executive offices)		(Zip Code)

Registrant’s telephone number, including area code (781) 401-5000.

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐                                    Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☒                                    Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐                                    Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐                                    Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Section 8 – Other Events

Item 8.01 Other Events

On January 24, 2006, adidas-Salomon AG (“adidas”) announced that the European Commission has unconditionally cleared the proposed merger (the “Merger”) of Reebok International Ltd. (“Reebok”) and Ruby Merger Corporation (“Merger Sub”), a wholly owned subsidiary of adidas, pursuant to the Agreement and Plan of Merger dated as of August 2, 2005 (the “Merger Agreement”) among adidas, Merger Sub and Reebok, and that no other anti-trust approvals are required to complete the Merger.  The closing of the Merger remains subject to approval of the Reebok shareholders.  A special meeting of the Reebok shareholders to approve the Merger Agreement will be held on January 25, 2006.

In connection with the proposed Merger, Reebok has filed a definitive proxy statement on December 20, 2005.  Before making any voting or investment decision, Reebok’s shareholders and investors are urged to read the definitive proxy statement regarding the Merger and any other relevant documents carefully in their entirety because they will contain important information about the proposed transaction. The definitive proxy statement and other documents filed with the SEC are available free of charge at the SEC’s website, www.sec.gov.  Shareholders and investors in Reebok are also able to obtain the proxy statement and other documents free of charge by directing their requests to: Office of Investor Relations, Reebok International Ltd., 1895 J.W. Foster Boulevard, Canton, MA 02021.

Reebok and its directors, executive officers and other members of management may be deemed to participate in the solicitation of proxies in respect of the proposed Merger. Information regarding Reebok’s directors and executive officers is available in Reebok’s definitive proxy statement for its 2005 annual meeting of shareholders, which was filed with the SEC on March 8, 2005, and the definitive proxy statement related to the Merger, which was filed with the SEC on December 20, 2005.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

REEBOK INTERNATIONAL LTD.

January 24, 2006	By:	/s/ David A. Pace

	Name:	David A. Pace
	Title:	Senior Vice President and General Counsel